BOOTS & COOTS ANNOUNCES POSITIVE RESULTS FOR THIRD CONSECUTIVE QUARTER

HOUSTON, TEXAS NOVEMBER 12, 2003 - Boots & Coots International Well Control, Inc. (Amex: WEL), a global prevention, emergency response and restoration company for the oil and gas industry, reported today that revenues for the third quarter ending September 30, 2003 increased by 132 percent to $8.1 million, compared with revenues of $3.5 million for the same period of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $2.2 million in the current period compared to $0.2 million in the same period for the prior year.

The Company's income from continuing operations, excluding one time, non-cash charges of $0.9 million related to settlements of certain liabilities, was $1.4 million for the third quarter (prior year $0.2 million loss on a comparable basis), resulting in a net income for the quarter excluding the same one time, non-cash charges of $0.9 million of $1.7 million (prior year $0.3 million on a comparable basis). After deducting preferred stock dividends, net income attributable to Common Shareholders was $0.7 million for the current period compared to $0.6 million for 2002 three-month period. Basic and diluted earnings per share were $0.03 and $0.03, respectively as compared to $0.06 and $0.05, respectively, for the three-month comparable period.

For the nine months ending September 30, 2003, revenues increased 136 percent to $27 million as compared with revenues of $11.4 million for the same period a year ago. In the current nine-month period EBITDA increased by $9.1 million to $9.3 million.

The Company's income from continuing operations, excluding one time, non-cash charges of $1.3 million related to settlement of certain liabilities, was $6.9 million for the current nine-month period (prior period $2.0 million loss on a comparable basis) and its income from discontinued operations was $0.4 million (prior period $6.7 million loss), resulting in a net income, excluding one time, non-cash charges of $1.3 million related to settlement of certain liabilities, for the current period of $7.3 million (prior period $8.7 million net loss on a comparable basis). After deducting preferred stock dividends, net income attributable to Common Shareholders was $4.9 million for the nine months ending September 30, 2003, versus a net loss of $10.0 million for the 2002 nine-month period. Basic earnings (loss) per share were $0.24 as compared to ($0.93) for


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the  nine-month  comparable period. Diluted earnings (loss) per share were $0.24 as compared to ($0.93) for the nine-month comparable period.

"Results in our Response segment were outstanding, however I do not want to overlook our continued progress in generating 'non-event' revenues," stated Jerry Winchester, Chief Executive Officer. "Excluding equipment sales, our Prevention revenues grew by 23 percent year over year. Continued growth in our Venezuelan operation and in our WELLSURE program is leading the way. During the quarter we also signed two new SafeGuard international agreements. Projected revenues for these contracts are $3 million over the next two years. The Company remains dedicated to growing this segment of predictable base revenues."

"In addition to the operational results, the Company continues to be successful with its restructuring initiatives," commented Kirk Krist, Chairman of the Board. "During the quarter, we made strong additions to the Company's Board of Directors and successfully implemented the reverse stock split with the strong support of our shareholders. Most importantly, we strengthened our balance sheet. There is still more to be done, but I feel we are now well positioned to take advantage of new growth opportunities in our industry."

Operational  highlights  include:

- Prevention revenues were $1.7 million and $12.6 million for the third quarter and nine months, respectively. During the third quarter, the Company secured two major SafeGuard contracts worth approximately $3 million over the next two years. The Company also introduced WELLSURE into Canada.
- Response revenues were $6.3 million and $14.4 million for the third quarter and nine months, respectively.
- Revenues earned from Middle East related work were $4.8 million for the third quarter and $17.6 million for the nine-month period, which includes a first quarter equipment sale of $6.6 million.
- At September 30, the Company reported working capital of $7.8 million and long-term debt of $13.5 million.
- Shareholders' Equity improved $12 million, from a deficit of $14.0 million at December 31, 2002.
- The Company improved its balance sheet and reclassified its subordinated debt into long-term debt.

ABOUT  BOOTS  &  COOTS

Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. For more information, visit the company's web site at www.bncg.com.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.
                                       ------------------

Company contact: Kevin Johnson, Principal Accounting Officer, 281-931-8884, investorrelations@bncg.com.

                               (Tables to follow)


                                       ###


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
                   BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                            SUMMARY OF OPERATING RESULTS

              THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2003
                                    (UNAUDITED)
                      (in thousands except per share amounts)


-----------------------------------------------------------------------------------
                                           Three Months Ended   Nine Months Ended
                                               September 30,      September 30,
------------------------------------------  -----------------  --------------------
                                             2002      2003      2002       2003
------------------------------------------  -------  --------  ---------  ---------

Revenue                                     $ 3,464  $ 8,051   $ 11,458   $ 27,008
------------------------------------------  -------  --------  ---------  ---------

Income (Loss) Before Interest, Taxes,
Depreciation and Amortization               $   241  $ 2,197   $    190   $  9,329
------------------------------------------  -------  --------  ---------  ---------

Income (Loss) From Continuing Operations*   $   888  $   476      ($915)  $  5,628
------------------------------------------  -------  --------  ---------  ---------

Income (Loss) From Discontinued
Operations, net of tax                      $   497  $   360    ($6,690)  $    375
------------------------------------------  -------  --------  ---------  ---------

Net Income (Loss)*                          $ 1,385  $   836    ($7,605)  $  6,003
------------------------------------------  -------  --------  ---------  ---------

Preferred Dividend Requirements and
Accretion                                   $   760  $   107   $  2,352   $  1,104
------------------------------------------  -------  --------  ---------  ---------

Net Income (Loss) Attributable to
Common Shareholders*                        $   625  $   729    ($9,957)  $  4,899
------------------------------------------  -------  --------  ---------  ---------
Basic Earnings Income (Loss) Per Common
Share:
        -   Continuing Operations              0.02     0.02      (0.30)      0.22
        -   Discontinued Operations            0.04     0.01      (0.63)      0.02
        -   Net Income (loss)                  0.06     0.03      (0.93)      0.24
------------------------------------------  -------  --------  ---------  ---------
Diluted Earnings Income (Loss) Per Common
Share:
        -   Continuing Operations              0.01     0.02      (0.30)      0.22
        -   Discontinued Operations            0.04     0.01      (0.63)      0.02
        -   Net Income (loss)                  0.05     0.03      (0.93)      0.24
------------------------------------------  -------  --------  ---------  ---------
Weighted Average Common Shares
Outstanding
        -   Basic                            11,190   26,232     10,702     20,132
        -   Diluted                          11,429   26,265     10,702     20,249
------------------------------------------  -------  --------  ---------  ---------

* Includes non-cash, non recurring income
(expense) of:                               $ 1,073    ($900)  $  1,073    ($1,300)
-----------------------------------------------------------------------------------

                       BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                 UNAUDITED RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
       OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

                  THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2003
                                       (in thousands)

-------------------------------------------------------------------------------------------
                                                     Three Months Ended   Nine Months Ended
                                                        September 30,       September 30,
---------------------------------------------------  ---------  -------  ---------  -------
                                                       2002      2003      2002      2003
---------------------------------------------------  ---------  -------  ---------  -------

Net Income (Loss)                                    $  1,385   $  836    ($7,605)  $6,003
---------------------------------------------------  ---------  -------  ---------  -------

(Income) Loss from Discontinued Operations, Net of
Income Taxes                                            ($497)   ($360)  $  6,690    ($375)
---------------------------------------------------  ---------  -------  ---------  -------

Income Tax Expense                                   $    170   $  187   $    343   $  762
---------------------------------------------------  ---------  -------  ---------  -------

Interest Expense and Other (Income)                   ($1,132)  $1,272      ($127)  $2,178
---------------------------------------------------  ---------  -------  ---------  -------

Depreciation and Amortization                        $    315   $  262   $    889   $  761
---------------------------------------------------  ---------  -------  ---------  -------

Earnings Before Interest, Taxes, Depreciation and
Amortization                                         $    241   $2,197   $    190   $9,329
---------------------------------------------------  ---------  -------  ---------  -------

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                 (in thousands)

--------------------------------------------------------------------
                                       December 31      September
                                                            30,
------------------------------------  -------------  ---------------
                                          2002            2003
                                                       (unaudited)
------------------------------------  -------------  ---------------

Current Assets                        $      4,030   $       15,421
------------------------------------  -------------  ---------------

Current Liabilities                   $     21,024   $        7,573
------------------------------------  -------------  ---------------

Total Working Capital (deficit)           ($16,994)  $        7,848
------------------------------------  -------------  ---------------

Total Assets                          $      7,036   $       18,987
------------------------------------  -------------  ---------------


Long Term Debt and Notes Payable      $          -   $       13,452
------------------------------------  -------------  ---------------

Total Liabilities                     $     21,024   $       21,025
------------------------------------  -------------  ---------------


Total Shareholders' Equity (Deficit)      ($13,988)         ($2,038)
--------------------------------------------------------------------


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                BOOTS & COOTS
                                                INTERNATIONAL WELL
                                                CONTROL, INC.

                                              By:  /s/ JERRY WINCHESTER
                                                 ------------------------
                                                     Jerry Winchester
                                                  Chief Executive Officer

                                              By: /s/ KEVIN JOHNSON
                                                 ----------------------
                                                      Kevin Johnson
                                               Principal Accounting Officer

Date: November 18, 2003


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